UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HiSoft Technology International Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
33 Lixian Street
Qixianling Industrial Base
Hi-Tech Zone, Dalian 116023
People’s Republic of China
Telephone: +86-411-8455-6655
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each
to be so registered	class is to be registered
Common shares, par value US$0.0001 per share	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares (the “ADSs”) on The NASDAQ Stock Market LLC. The ADSs represent the right to receive the Common shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-167596
Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of the securities to be registered is contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-167596) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with The NASDAQ Stock Market LLC.
Item 2. Exhibits.
     The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to The NASDAQ Stock Market LLC and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HISOFT TECHNOLOGY INTERNATIONAL LIMITED
By:	/s/ Tiak Koon Loh
Name:	Tiak Koon Loh
Title:	Chief Executive Officer

Dated: June 22, 2010